Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------
[GOLDMAN SACHS]  $975,689,100 (approximate) of Offered Certificates
[LOGO OMITTED]           Alternative Loan Trust 2005-81
                            CWALT, Inc. Depositor
              Mortgage Pass-Through Certificates, Series 2005-81




IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov . Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material delivered prior to our contract with you. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.













This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

            Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------
[GOLDMAN SACHS]  $975,689,100 (approximate) of Offered Certificates
[LOGO OMITTED]           Alternative Loan Trust 2005-81
                            CWALT, Inc. Depositor
              Mortgage Pass-Through Certificates, Series 2005-81

Description of the Offered Certificates

===========================================================================================================================
                 Approximate                       Credit                      Estimated     Principal
                 Certificate      Ratings       Enhancement      Initial       Avg. Life      Payment      Estimated Avg.
Certificates     Balance ($)   (Moody's/S&P)     Percentage    Pass-Through      (yrs)         Window        Life (yrs)
                     (1)                            (2)          Rate (3)      (Call)(4)     (Call)(4)     (Maturity) (5)
===========================================================================================================================
1A1(6)           413,551,000      Aaa/AAA          46.30%        1ML+[ ]%         3.95       01/06-04/16        4.29
===========================================================================================================================
1A2(6)           172,313,000      Aaa/AAA          23.93%        1ML+[ ]%         3.95       01/06-04/16        4.29
===========================================================================================================================
1A3              103,388,000      Aaa/AAA          10.50%        1ML+[ ]%         3.95       01/06-04/16        4.29
===========================================================================================================================
1A4              200,000,000      Aaa/AAA          10.50%         [  ]%           3.95       01/06-04/16        4.29
===========================================================================================================================
M1                20,368,000      Aa1/AA+          8.45%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
M2                17,387,000      Aa2/AA           6.70%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
M3                 9,935,000      Aa3/AA-          5.70%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
M4                 8,942,000       A1/A            4.80%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
M5                 8,445,000      A2/A -           3.95%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
B1                 8,445,000     Baa1/BBB          3.10%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
B2                 7,948,000     Baa2/BB+          2.30%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
B3                 4,967,000      Baa3/BB          1.80%         1ML+[ ]%         7.00       01/06-04/16        7.78
===========================================================================================================================
AR                       100      NR/AAA           10.50%         [  ]%           0.07       01/06-01/06        0.07
===========================================================================================================================
X(7)             793,577,891      Aaa/AAA                         [  ]%
===========================================================================================================================


=======================================
                 Principal
                  Payment     Pricing
Certificates      Window       Speed
                (Maturity)(5)
=======================================
1A1(6)           01/06-01/36   20 CPR
=======================================
1A2(6)           01/06-01/36   20 CPR
=======================================
1A3              01/06-01/36   20 CPR
=======================================
1A4              01/06-01/36   20 CPR
=======================================
M1               01/06-01/36   20 CPR
=======================================
M2               01/06-01/36   20 CPR
=======================================
M3               01/06-01/36   20 CPR
=======================================
M4               01/06-01/36   20 CPR
=======================================
M5               01/06-01/36   20 CPR
=======================================
B1               01/06-01/36   20 CPR
=======================================
B2               01/06-01/36   20 CPR
=======================================
B3               01/06-01/36   20 CPR
=======================================
AR               01/06-01/06   20 CPR
=======================================
X(7)
=======================================

      (1) The Certificate Balances are based on balances of the Mortgage Loans as of December 1, 2005 and subject to a +/- 10% variance. The Class X Certificate Balances is a notional balance equal to the aggregate certificate balance of the Class 1A1, Class 1A2, Class 1A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates (the "LIBOR Certificates").

      (2) The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

      (3) The Pass-Through Rates for the Class 1A4 and Class AR Certificates will equal the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans. The Pass-Through Rates for the Class 1A1, Class 1A2 and Class 1A3 Certificates will be floating rates equal to the lesser of (i) the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans for that Distribution Date adjusted for the related interest accrual period (the "Net WAC Cap") and (ii) One-Month LIBOR plus the applicable margin (which margins will double after the first possible optional call date). The Pass-Through Rate for the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, and Class B3 Certificates will be floating rates equal to the lesser of (i) the Net WAC Cap and (ii) One-Month LIBOR plus the applicable margin (which margins after the first possible optional call date will be multiplied by 1.5).

      (4) Average Life and Payment Windows are calculated based upon the pricing speed to the clean up call.

      (5) Average Life and Payment Windows are calculated based upon the pricing speed to maturity.

      (6) The Class 1A1 and Class 1A2 Certificates will each be a "Super Senior Class" and will be entitled to additional credit support. The Class 1A1 and Class 1A2 Certificates will receive additional credit support from the Class 1A3 Certificates (a "Super Senior Support Class"). The Class 1A1 Certificates will also receive additional credit support from the Class 1A2 Certificates (a "Super Senior Support Class") after the class certificate balance of the Class 1A3 Certificates is reduced to zero. Principal losses on the related underlying loans will not be allocated to the applicable Super Senior Class, but instead will first be allocated to the applicable super senior support class.

      (7) The Class X Certificates will consist of one interest only component and one principal only component. The Class X IO Component will have a notional balance equal to the LIBOR Certificates. The pass-through rate for the Class X IO Component for the interest accrual period related to each distribution date will be a per annum rate equal to the excess, if any, of (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over (y) the weighted average of the pass-through rates of the LIBOR Certificates multiplied by a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 30. The Class X PO component will have a pass-through rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. All amounts in respect of interest payable to the Class X Certificates on any Distribution Date will be first deposited in the Carryover Shortfall Reserve Fund to pay any carryover shortfall amount to the LIBOR Certificates on the related Distribution Date, and then any remaining amounts will be distributed to the Class X Certificates.



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

            Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------

Collateral Description1

==========================================================================

Group                                                           Total

--------------------------------------------------------------------------
Aggregate Principal Balance                                  $993,577,992
--------------------------------------------------------------------------
Average Loan Balance                                             $366,634
--------------------------------------------------------------------------
Number of Loans                                                     2,710
--------------------------------------------------------------------------
Weighted Average Months to Roll                                         1
--------------------------------------------------------------------------
Weighted Average Term to Maturity2                                    360
--------------------------------------------------------------------------
Gross WAC                                                          2.914%
--------------------------------------------------------------------------
Weighted Average Expense Rate                                      0.407%
--------------------------------------------------------------------------
Net WAC                                                            2.507%
--------------------------------------------------------------------------
Minimum Coupon                                                     1.000%
--------------------------------------------------------------------------
Maximum Coupon                                                     8.375%
--------------------------------------------------------------------------
Weighted Average Maximum Interest Rate                             9.959%
--------------------------------------------------------------------------
Gross Margin                                                       3.246%
--------------------------------------------------------------------------
Net Margin                                                         2.839%
--------------------------------------------------------------------------
MTA Indexed Percent                                                  100%
--------------------------------------------------------------------------
Prepayment Penalty Percent                                           100%
--------------------------------------------------------------------------
Weighted Average FICO                                                 692
--------------------------------------------------------------------------
Cash Out Refinance Percent                                            55%
--------------------------------------------------------------------------
California Percent                                                    58%
--------------------------------------------------------------------------
Primary Residence Percent                                             81%
--------------------------------------------------------------------------
Single Family and PUD Percent                                         80%
--------------------------------------------------------------------------
Single Largest Zip Code Percent                                    0.437%
--------------------------------------------------------------------------
Largest Individual Loan Balance                                $2,000,000
--------------------------------------------------------------------------
Weighted Average Current Loan-to-Value Ratio                          75%
--------------------------------------------------------------------------
Latest Maturity Date                                             1/1/2036
==========================================================================




---------------------------------
1 Using December 1, 2005 mortgage loan balances.
2 5.95% of the mortgage loans will have the first payment due in February, 2006, and will not make any payment prior to that date. Accordingly, the original terms for these loans are calculated from that date.



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                 Page 3 of 7

            Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------

Time Table

Cut-Off Date:                   December 1, 2005
Settlement Date:                December 29, 2005
Expected Pricing Date:          December 22, 2005
Distribution Date:              25th of each month or the next business day
First Distribution Date:        January 25, 2006

Features of the Transaction

o Offering consists of certificates totaling approximately $975,689,100 of which $889,252,100 will be rated Aaa/AAA by Moody's and S&P.

o The expected amount of credit support for the Class 1A1 Super Senior Certificates will be approximately 46.30% (+/- 0.50%), for the Class 1A2 Super Senior Certificates will be approximately 23.93% (+/- 0.50%), and for the Class 1A4 Certificates, Class AR Certificates and Class 1A3 Super Senior Support Certificates will be approximately 10.50% (+/- 0.50%).

o All collateral consists of 1-Year MTA negatively amortizing adjustable rate mortgage loans set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties and originated by Countrywide Home Loans.

Structure of the Certificates

Credit Enhancement

The subordinate certificates will be entitled to Net Prepayments only subject to the conditions as des cribed in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Certificates (the "Senior Subordinate Certificates") and the Class B4 and Class B5 Certificates (the "Junior Subordinate Certificates", and together with the Senior Subordinate Certificates, the "Subordinate Certificates") will be subordinate in the right to receive payments of principal and interest and, therefore, provide credit protection to the Class 1A1, Class 1A2, Class 1A3, Class 1A4 and Class AR Certificates (collectively with the Class X Certificates, the "Senior Certificates"). The Class 1A1, Class 1A2 and Class 1A3 Certificates are the "Senior LIBOR Certificates." Together with the Subordinate Certificates, the Senior LIBOR Certificates are the "LIBOR Certificates." Furthermore, the Class 1A1 and Class 1A2 Certificates will each be a Super Senior Class, and will be entitled to additional credit support as described in the "Allocation of Realized Losses" Section. Principal losses on the related underlying loans otherwise allocable to a Super Senior Class instead will be first allocated to the related Super Senior Support classes. The senior certificates will receive distributions of interest and principal before the subordinate certificates receive distributions of interest or principal, and the Subordinate Certificates will receive distributions in order of their numerical class designations.

Shifting Interest

Unless the level of credit enhancement provided by the subordinate certificates has reached two times the original level, subject to customary loss and delinquency criteria, the senior certificates will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all Net Prepayments on the mortgage loans until the 10th anniversary of the closing date (i.e., the distribution date in December 2015). Thereafter, the senior certificates will generally receive their share of scheduled principal payments and a decreasing share of Net Prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates and the subordinate certificates received all payments pro rata, and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:





This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

            Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------

=============================================================================
              Distribution Date                         Percentage
=============================================================================
        January 2006 - December 2015                        0%
        January 2016 - December 2016                        30%
        January 2017 - December 2017                        40%
        January 2018 - December 2018                        60%
        January 2019 - December 2019                        80%
           January 2020 and after                          100%
============================================== ==============================

If before the Distribution Date in January 2009 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 50% of their pro rata share of Net Prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in January 2009 the credit support is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of the Net Prepayments, subject to customary loss and delinquency criteria.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the Class Certificate Balances of the Subordinate Certificates in reverse order of seniority, in each case until the Class Certificate Balance of each such class has been reduced to zero. If the Class Certificate Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the Mortgage Loans would be allocated pro rata to the Senior Certificates based on their outstanding Class Certificate Balances, in each case until the Class Certificate Balance of such class of certificates has been reduced to zero.

Notwithstanding the foregoing, realized losses on the Mortgage Loans otherwise allocable to the Class 1A1 and Class 1A2 Certificates will be allocated to the Class 1A3 Certificates to reduce the Class Certificate Balance of such class until the Class Certificate Balance of such class has been reduced to zero, and thereafter losses otherwise allocable to the Class 1A1 will be allocated to the Class 1A2 Certificates until such class has been reduced to zero.

Priority of Distributions

1. Payment of interest pro-rata to the senior certificates, provided, however, that any distribution of interest to which the Class X Certificates are otherwise entitled (after allocation of Net Deferred Interest, as defined below) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed except as described below.
2. Payment of principal to the classes of senior certificates then entitled to receive distributions of principal. Principal will be paid first to the Class AR Certificates, and then to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates pro-rata until their principal balances are reduced to zero.
3. Payment of interest and then principal to each class of subordinated certificates, in the order of their seniority, beginning with the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates.

From amounts on deposit in the Carryover Shortfall Reserve Fund:

1. Interest first, pro rata to the Class 1A1, Class 1A2 and Class 1A3 Certificates , then, sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates from amounts received from the Class X Certificates, based upon the amount of any carryover shortfall amounts with respect to such classes of certificates remaining unpaid.
2. To the Class X Certificates, amounts remaining on deposit in the carryover shortfall reserve fund otherwise distributable to such class.

Negative Amortization

Since the mortgage loans are subject to negative amortization, the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, the Subordinate Certificates and the Class X Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each period will be offset by principal prepayments. Any negative amortization that is not offset by principal prepayments ("Net Deferred Interest") will be allocated to the Certificates based on the excess of (i) interest that accrued on such Certificates at its respective pass-through rate, over (ii) interest that accrued on such Certificates at its related Adjusted Rate Cap (the Net WAC Cap adjusted for negative amortization), except in the case of the Class X IO Component of the Class X Certificate. Net Deferred Interest not allocated as described above will be allocated to the Class X PO Component of the Class X Certificates. Principal prepayments in excess of the negative amortization are "Net Prepayments".


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                 Page 5 of 7

            Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------

Key Terms

Issuer:                 Alternative Loan Trust 2005-81

Seller:                 Countrywide Home Loans, Inc.

Depositor:              CWALT, Inc.

Master Servicer:        Countrywide Home Loans Servicing LP.

Trustee:                The Bank of New York

Rating Agencies:        Moody's Investors Service and Standard & Poor's .

Type of Issuance:       Public for all the Offered Certificates .

Servicer Advancing:     The Master Servicer is obligated to advance delinquent
                        mortgagor payments through the date of liquidation of an REO property to the extent they are deemed recoverable.

Compensating Interest:  On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of voluntary prepayments up to one-half of its aggregate servicing fee for that distribution date.

Interest Accrual:       The interest accrual period with respect to Senior
                        Certificates (other than the Class 1A4, Class AR and
                        Class X Certificates) and Subordinate Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day preceding that Distribution Date (on an Actual/360 basis). The interest accrual period for the Class 1A4, Class AR and Class X Certificates will be the calendar month preceding the month of the Distribution Date (on a 30/360 basis).

Collateral Description: As of December 1, 2005, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $994 million. The Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate teaser period of one or three months) based upon an index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the "MTA") index. After the one or three month initial fixed rate teaser period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of MTA and the related gross margin, but the monthly payment will not be adjusted except as described below. None of the Mortgage Loans are subject to a periodic rate adjustment cap. All of the Mortgage Loans are subject to a maximum mortgage rate.

                        For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the minimum monthly payment will not increase or decrease by an amount that is more than 7.50% of the last minimum monthly payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 115% of the original principal balance due to Deferred Interest (the "Negative Amortization Limit"), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

                        Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, "Deferred Interest"). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                 Page 6 of 7

            Preliminary Structural and Collateral Term Sheet  December 20, 2005
-------------------------------------------------------------------------------

The Mortgage Loans:     The Mortgage Loans are secured by one-to-four family
                        residential properties. The mortgage loans are indexed to 1-Year MTA with monthly coupon adjustments that allow for negative amortization. 97.25% of the loans have a negative amortization limit of 115% of the original loan principal balance, and 2.75% of the loans have a negative amortization limit of 110% of the original principal balance. The mortgage interest rates are subject to lifetime maximum mortgage interest rates, which is 9.959% on a weighted average basis.

                        All of the mortgage loans provide for the payment by the related mortgagor of a prepayment charge. These prepayment charges apply to principal prepayments in full resulting from sales and refinancings and in certain instances curtailments in accordance with the provisions of the related mortgage note, generally, during the first three years.

Expense Rate:           The "Expense Rate" is comprised of primary servicing
                        fees , lender paid mortgage insurance, if any, and a trustee fee. The weighted average Expense Rate as of the Cut-Off Date will be equal to approximately
                        0.407%.

Expected Subordination: 10.50% (+/- 0.50%) for the Class 1A3, Class 1A4 and
                        Class AR Certificates , 46.30% (+/- 0.50%) for the Class 1A1 Certificates and 23.93% (+/- 0.50%) for the Class 1A2 Certificates.

Other Certificates:     The following Classes of "Other Certificates" will be
                        issued in the indicated approximate original certificate balances, which will provide credit support to the related Offered Certificates, but are not offered publicly:

========================= ============================= ========================
     Certificate(1)          Approximate Certificate       Initial Pass-Through
                                    Balance                       Rate(2)
========================= ============================= ========================
           B4                     $9,935,000                   1 ML+ [ ]%
           B5                     $7,953,891                   1 ML+ [ ]%
========================= ============================= ========================

1 The Certificate Sizes are approximate, based on balances of the Mortgage Loans as of December 1, 2005 and are subject to a +/- 10% variance.

2 For the Class B4 and B5 subordinate certificates the Pass-Through Rate will be floating rates equal to the lesser of (i) the Net WAC Cap and (ii) One-Month LIBOR plus the applicable margin (which margins after the first possible optional call date will be multiplied by 1.5).

Clean Up Call:          At or below 10% of the Cut-off Date principal balance
                        of the Mortgage Loans.

Tax Treatment:          It is anticipated that the Offered Certificates will
                        be treated as REMIC regular interests for tax purposes.

ERISA Eligibility:      The Offered Certificates are expected to be eligible
                        for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA,
                        Section 4975 of the Code or other similar laws.

SMMEA Eligibility:      The Senior Certificates, the Class M1, the Class M2
                        and the Class M3 Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

Minimum Denomination:   $25,000 for the Senior Certificates and the Senior
                        Subordinate Certificates.

Delivery:               Senior Certificates and Senior Subordinate
                        Certificates - DTC.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                 Page 7 of 7

                                   CWALT 2005-81
Goldman, Sachs & Co.         Cut-off - December 1, 2005             All records
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
Stats
-------------------------------------------------------------------------------
As of Date: 20051201
Count: 2,710
Current Balance: $993,577,991.55
AverageCurBal: $366,633.95
OrigWAC: 1.524
GWAC: 2.9144
NetWAC: 2.5073
GrossMargin: 3.2463
NetMargin: 2.8392
FICO: 692
Original LTV: 75.28
Combined LTV: 78.39
%CA: 58.23%
WALA: 0
OrigTerm: 360
WAM: 360
InitPerCap: 0.000
PerCap: 0.000
MaxRate: 9.9589
MTR: 1
Maximum 1 Zip Concentration: 0.437%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Prepayment Penalty                                                           Net
Terms                    Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
36                       2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Balance                  Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
CONFORMING               1,496   354,739,768.70  35.70    2.983     3.345    2.921        0            685    75.79     100.00
JUMBO                    1,214   638,838,222.85  64.30    2.876     3.192    2.794        0            696    75.00     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Original Rate            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
0.751 - 1.000              960   399,458,275.51  40.20    2.917     3.033    2.649        1            698    72.03     100.00
1.001 - 1.250                2       355,920.03   0.04    6.639     3.339    2.955        2            624    73.53     100.00
1.251 - 1.500              948   362,791,013.39  36.51    2.452     3.302    2.918        0            690    75.63     100.00
1.501 - 1.750               32    10,489,134.27   1.06    2.738     3.235    2.851        1            690    75.09     100.00
1.751 - 2.000              262    81,069,879.26   8.16    3.052     3.389    3.004        0            655    78.52     100.00
2.001 - 2.250               18     5,783,475.07   0.58    2.326     3.651    3.267        0            702    76.66     100.00
2.251 - 2.500              237    68,517,045.14   6.90    3.372     3.435    3.048        0            714    79.54     100.00
2.501 - 2.750               56    14,966,760.62   1.51    5.535     3.775    2.997        2            688    85.36     100.00
2.751 - 3.000               86    21,865,476.88   2.20    4.034     3.473    3.004        0            698    81.34     100.00
3.001 - 3.250               29     8,234,702.57   0.83    5.639     3.949    3.105        2            704    88.04     100.00
3.251 - 3.500               27     7,629,853.60   0.77    5.224     4.140    3.234        1            679    84.62     100.00
3.501 - 3.750               24     5,800,836.04   0.58    3.868     4.152    3.415        0            696    83.63     100.00
3.751 - 4.000                8     1,980,864.22   0.20    6.389     4.622    3.511        1            650    88.64     100.00
4.001 - 4.250               11     2,379,139.04   0.24    5.419     4.179    3.121        0            699    91.05     100.00
4.251 - 4.500                8     1,883,265.91   0.19    5.786     4.334    3.049        0            702    93.61     100.00
4.501 - 4.750                1       120,600.00   0.01    4.750     4.950    3.456        0            649    90.00     100.00
4.751 - 5.000                1       251,750.00   0.03    4.875     4.700    3.516        0            637    95.00     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 1.000
max: 4.875
wa: 1.524
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                   Page 1 of 6

                                   CWALT 2005-81
Goldman, Sachs & Co.         Cut-off - December 1, 2005             All records
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Current Rate             Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------

0.751 - 1.000              598   256,460,745.86  25.81    1.000     3.030    2.646        0            699    71.74     100.00
1.251 - 1.500              766   295,341,003.13  29.72    1.497     3.295    2.911        0            690    75.64     100.00
1.501 - 1.750               26     8,357,584.89   0.84    1.744     3.218    2.834        0            695    73.87     100.00
1.751 - 2.000              202    62,266,906.00   6.27    2.000     3.438    3.054        0            650    76.84     100.00
2.001 - 2.250               17     5,668,200.00   0.57    2.246     3.665    3.281        0            703    76.80     100.00
2.251 - 2.500              189    54,305,027.19   5.47    2.500     3.444    3.059        0            710    79.57     100.00
2.501 - 2.750               13     5,169,750.00   0.52    2.743     3.930    3.519        0            652    77.83     100.00
2.751 - 3.000               64    15,761,793.21   1.59    2.981     3.483    3.020        0            698    81.63     100.00
3.001 - 3.250               16     3,430,950.07   0.35    3.245     3.823    3.329        0            719    82.63     100.00
3.251 - 3.500               17     4,401,440.00   0.44    3.487     4.026    3.339        0            664    83.21     100.00
3.501 - 3.750               22     5,558,231.15   0.56    3.707     4.147    3.428        0            694    83.35     100.00
3.751 - 4.000                4       830,024.77   0.08    4.000     4.369    3.389        0            661    90.87     100.00
4.001 - 4.250                8     1,557,324.00   0.16    4.148     3.994    2.935        0            704    91.61     100.00
4.251 - 4.500                5     1,098,824.00   0.11    4.408     4.310    3.104        0            688    92.64     100.00
4.501 - 4.750                2       230,352.97   0.02    4.750     3.247    2.282        1            670    85.24     100.00
4.751 - 5.000                1       251,750.00   0.03    4.875     4.700    3.516        0            637    95.00     100.00
5.251 - 5.500                2     1,547,799.70   0.16    5.468     2.106    1.722        1            720    72.56     100.00
5.501 - 5.750               12     5,173,358.34   0.52    5.674     2.379    1.995        2            720    70.89     100.00
5.751 - 6.000               48    18,162,422.56   1.83    5.963     2.647    2.263        1            698    73.29     100.00
6.001 - 6.250              166    64,173,841.11   6.46    6.241     2.916    2.532        2            698    72.16     100.00
6.251 - 6.500              164    60,718,346.32   6.11    6.450     3.149    2.755        2            692    76.37     100.00
6.501 - 6.750              200    70,895,874.69   7.14    6.711     3.407    3.012        1            686    76.57     100.00
6.751 - 7.000              101    33,037,177.50   3.33    6.885     3.575    3.144        2            699    77.31     100.00
7.001 - 7.250               33     8,556,812.21   0.86    7.171     3.859    3.088        3            703    84.38     100.00
7.251 - 7.500               14     4,584,961.12   0.46    7.413     4.102    2.938        3            685    90.43     100.00
7.501 - 7.750               11     3,476,458.15   0.35    7.732     4.421    3.187        2            676    89.31     100.00
7.751 - 8.000                6     1,775,166.54   0.18    7.902     4.602    3.317        2            716    91.64     100.00
8.001 - 8.250                2       592,644.87   0.06    8.250     4.934    3.520        1            637    87.32     100.00
8.251 - 8.500                1       193,221.20   0.02    8.375     5.075    3.581        1            650    90.00     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 1.0000
max: 8.3750
wa: 2.9144
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Principal Balance        Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
0.01 - 50,000.00             5       204,980.00   0.02    2.095     3.465    3.081        0            689    75.27     100.00
50,000.01 - 100,000.00      70     5,829,819.92   0.59    2.829     3.416    3.012        0            686    73.84     100.00
100,000.01 - 150,000.00    219    28,184,026.65   2.84    3.057     3.408    2.963        0            684    75.07     100.00
150,000.01 - 200,000.00    276    48,647,544.91   4.90    3.093     3.388    2.947        0            685    75.90     100.00
200,000.01 - 250,000.00    293    66,272,111.96   6.67    3.020     3.341    2.916        0            676    76.41     100.00
250,000.01 - 275,000.00    134    35,097,117.62   3.53    2.972     3.355    2.940        0            685    75.82     100.00
275,000.01 - 350,000.00    370   115,646,685.61  11.64    2.913     3.311    2.877        0            680    76.28     100.00
350,000.01 - 400,000.00    480   182,762,116.44  18.39    4.169     3.238    2.823        1            698    75.80     100.00
400,000.01 - 450,000.00    206    88,066,826.55   8.86    2.418     3.242    2.837        0            698    76.88     100.00
450,000.01 - 500,000.00    175    83,369,742.19   8.39    2.468     3.209    2.818        0            693    75.14     100.00
500,000.01 - 550,000.00    116    60,538,783.96   6.09    2.263     3.252    2.857        0            696    77.09     100.00
550,000.01 - 600,000.00     88    50,832,830.12   5.12    2.563     3.181    2.797        0            700    76.77     100.00
600,000.01 - 750,000.00    167   109,642,804.85  11.04    2.551     3.200    2.816        0            696    74.09     100.00
750,000.01 - 850,000.00     36    28,806,327.57   2.90    2.331     3.224    2.840        0            687    73.58     100.00
850,000.01 - 950,000.00     16    14,409,720.65   1.45    2.479     3.006    2.622        0            695    71.53     100.00
950,000.01 - 1,000,000.00   18    17,764,075.33   1.79    2.143     3.146    2.762        0            710    69.34     100.00
1,000,000.01 - 1,250,000.00 16    18,110,771.14   1.82    2.113     3.017    2.633        0            695    73.28     100.00
1,250,000.01 - 1,500,000.00 15    21,650,706.08   2.18    2.861     3.013    2.629        0            703    68.25     100.00
1,500,000.01 - 1,750,000.00  4     6,581,000.00   0.66    1.805     3.257    2.873        0            723    66.89     100.00
1,750,000.01 - 2,000,000.00  6    11,160,000.00   1.12    1.800     3.067    2.683        0            687    70.95     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 30,000.00
max: 2,000,000.00
avg: 366,633.95
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Original Term            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
360                      2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 360
max: 360
wa: 360
-------------------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                   Page 2 of 6


                                   CWALT 2005-81
Goldman, Sachs & Co.         Cut-off - December 1, 2005             All records
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
RemTerm                  Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
352                          1       109,575.03   0.01    6.000     2.725    2.341        8            631    95.00     100.00
353                          1       396,898.02   0.04    6.250     2.900    2.516        7            642    75.81     100.00
354                          7     2,313,635.09   0.23    6.720     3.409    2.992        6            691    79.56     100.00
355                          8     3,336,782.88   0.34    6.267     2.957    2.484        5            700    70.68     100.00
356                         43    10,050,060.82   1.01    6.810     3.500    2.698        4            706    85.56     100.00
357                         66    20,833,158.28   2.10    6.703     3.394    2.808        3            696    82.10     100.00
358                        163    60,935,360.93   6.13    6.447     3.210    2.778        2            696    77.99     100.00
359                        486   178,578,372.54  17.97    6.453     3.210    2.807        1            692    74.14     100.00
360                      1,935   717,024,147.96  72.17    1.538     3.252    2.857        0            691    75.00     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 352
max: 360
wa: 360
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Age                      Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
0                        1,935   717,024,147.96  72.17    1.538     3.252    2.857        0            691    75.00     100.00
1                          486   178,578,372.54  17.97    6.453     3.210    2.807        1            692    74.14     100.00
2                          163    60,935,360.93   6.13    6.447     3.210    2.778        2            696    77.99     100.00
3                           66    20,833,158.28   2.10    6.703     3.394    2.808        3            696    82.10     100.00
4                           43    10,050,060.82   1.01    6.810     3.500    2.698        4            706    85.56     100.00
5                            8     3,336,782.88   0.34    6.267     2.957    2.484        5            700    70.68     100.00
6                            7     2,313,635.09   0.23    6.720     3.409    2.992        6            691    79.56     100.00
7                            1       396,898.02   0.04    6.250     2.900    2.516        7            642    75.81     100.00
8                            1       109,575.03   0.01    6.000     2.725    2.341        8            631    95.00     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 0
max: 8
wa: 0
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
First Payment Date       Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
2005-05-01                   1       109,575.03   0.01    6.000     2.725    2.341        8            631    95.00     100.00
2005-06-01                   1       396,898.02   0.04    6.250     2.900    2.516        7            642    75.81     100.00
2005-07-01                   7     2,313,635.09   0.23    6.720     3.409    2.992        6            691    79.56     100.00
2005-08-01                   8     3,336,782.88   0.34    6.267     2.957    2.484        5            700    70.68     100.00
2005-09-01                  43    10,050,060.82   1.01    6.810     3.500    2.698        4            706    85.56     100.00
2005-10-01                  66    20,833,158.28   2.10    6.703     3.394    2.808        3            696    82.10     100.00
2005-11-01                 163    60,935,360.93   6.13    6.447     3.210    2.778        2            696    77.99     100.00
2005-12-01                 486   178,578,372.54  17.97    6.453     3.210    2.807        1            692    74.14     100.00
2006-01-01               1,772   657,912,894.96  66.22    1.538     3.253    2.857        0            692    74.92     100.00
2006-02-01                 163    59,111,253.00   5.95    1.538     3.238    2.854        0            685    75.92     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                   Page 3 of 6


                                   CWALT 2005-81
Goldman, Sachs & Co.         Cut-off - December 1, 2005             All records
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
States                   Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
AK                           6     1,242,249.60   0.13    5.624     3.039    2.655        1            679    70.53     100.00
AL                           4       511,200.00   0.05    2.063     3.452    3.068        0            680    80.00     100.00
AZ                          88    22,135,086.57   2.23    3.225     3.243    2.830        1            692    74.66     100.00
CA                       1,340   578,604,890.94  58.23    2.849     3.228    2.828        0            694    74.86     100.00
CO                          43    11,736,015.55   1.18    3.030     3.290    2.818        1            682    76.92     100.00
CT                          25     9,062,587.14   0.91    2.875     3.342    2.862        0            684    68.26     100.00
DC                           1       800,000.00   0.08    1.500     3.075    2.691        0            684    72.73     100.00
DE                           4     1,019,500.00   0.10    1.557     2.822    2.438        0            711    79.55     100.00
FL                         394   120,850,542.26  12.16    2.972     3.319    2.911        0            690    75.66     100.00
GA                          20     4,095,762.18   0.41    4.553     3.545    2.910        2            676    84.01     100.00
HI                          17     6,184,314.08   0.62    3.715     2.784    2.400        1            721    69.48     100.00
ID                          19     4,056,737.29   0.41    3.492     2.874    2.490        0            681    67.75     100.00
IL                          19     5,485,306.90   0.55    2.165     3.138    2.754        0            691    75.29     100.00
IN                          11     1,815,414.00   0.18    1.809     3.351    2.949        0            662    78.80     100.00
KS                           3       488,800.00   0.05    4.431     3.463    3.079        1            647    80.00     100.00
KY                           5     1,087,226.06   0.11    3.112     3.250    2.866        0            722    81.27     100.00
MA                           1       247,409.00   0.02    6.875     3.500    3.116        1            666    80.00     100.00
MD                          46    16,249,202.41   1.64    3.609     3.243    2.841        0            680    75.56     100.00
MI                          73    20,117,970.66   2.02    2.853     3.329    2.872        1            687    78.45     100.00
MN                          40    10,867,910.34   1.09    2.947     3.378    2.982        0            699    77.48     100.00
MO                           3       391,550.00   0.04    1.889     3.277    2.893        0            697    79.00     100.00
MT                           2       605,523.67   0.06    3.689     3.376    2.992        1            702    82.97     100.00
NC                           5     3,960,327.61   0.40    3.327     3.356    2.972        0            652    71.64     100.00
ND                           1       238,000.00   0.02    1.500     2.950    2.566        0            692    80.00     100.00
NH                           7     2,253,072.41   0.23    3.185     3.221    2.837        0            670    79.58     100.00
NJ                          33    12,582,436.75   1.27    2.348     3.078    2.647        0            697    74.35     100.00
NM                           1       164,000.00   0.02    2.500     3.325    2.941        0            750    80.00     100.00
NV                         146    49,860,877.39   5.02    3.224     3.212    2.814        1            691    76.91     100.00
NY                          62    28,553,843.94   2.87    1.954     3.232    2.848        0            700    73.94     100.00
OH                          32     5,382,610.95   0.54    2.763     3.447    2.970        0            681    79.94     100.00
OK                           2       425,182.25   0.04    1.940     3.702    3.318        0            634    79.81     100.00
OR                          20     4,858,715.71   0.49    3.558     3.295    2.860        1            692    79.73     100.00
PA                          34     7,861,706.95   0.79    3.124     3.477    3.028        0            684    75.81     100.00
RI                           7     1,523,541.78   0.15    1.639     3.432    3.048        0            694    78.33     100.00
SC                           5     1,526,579.91   0.15    2.685     3.252    2.868        1            703    67.51     100.00
SD                           2       224,000.00   0.02    2.500     3.450    3.066        0            790    80.00     100.00
TN                           5     1,639,958.91   0.17    2.682     3.545    2.924        1            659    81.36     100.00
TX                          31     4,898,105.67   0.49    3.743     3.383    2.956        1            686    81.76     100.00
UT                          20     6,468,741.50   0.65    2.658     3.297    2.865        0            698    77.87     100.00
VA                          60    21,964,122.63   2.21    3.226     3.305    2.880        0            685    77.36     100.00
WA                          56    17,548,919.39   1.77    3.684     3.177    2.749        1            687    74.21     100.00
WI                          15     3,393,225.15   0.34    1.974     3.335    2.951        0            692    78.87     100.00
WV                           1       195,624.00   0.02    2.500     3.575    3.191        0            712    82.54     100.00
WY                           1       399,200.00   0.04    1.000     2.650    2.266        0            805    80.00     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Original LTV             Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
0.001 - 50.000              72    25,030,367.52   2.52    2.780     2.942    2.558        0            688    42.61     100.00
50.001 - 60.000            114    44,044,741.69   4.43    2.489     2.966    2.582        0            701    56.19     100.00
60.001 - 70.000            417   157,138,480.38  15.82    2.636     3.184    2.800        0            691    67.51     100.00
70.001 - 75.000            415   176,693,532.09  17.78    3.031     3.237    2.853        0            690    74.02     100.00
75.001 - 80.000          1,456   529,634,785.99  53.31    2.726     3.252    2.868        0            692    79.56     100.00
80.001 - 85.000             60    16,257,565.63   1.64    4.010     3.736    3.126        0            681    84.06     100.00
85.001 - 90.000            133    32,513,745.14   3.27    5.869     3.725    2.915        2            694    89.42     100.00
90.001 - 95.000             43    12,264,773.11   1.23    5.444     3.639    2.810        1            715    94.58     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 15.435
max: 95.000
wa: 75.284
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
FICO                     Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
0 - 0                        7     2,243,081.71   0.23    3.092     3.193    2.809        1              0    76.86     100.00
520 - 559                    2       677,623.69   0.07    1.197     3.207    2.823        1            555    76.00     100.00
560 - 579                    1     1,050,000.00   0.11    1.000     3.575    3.191        0            570    75.00     100.00
580 - 619                   22     6,667,773.80   0.67    1.660     3.157    2.773        0            613    73.03     100.00
620 - 659                  767   241,442,153.88  24.30    3.077     3.346    2.941        0            643    73.76     100.00
660 - 699                  935   356,508,229.12  35.88    2.811     3.267    2.866        0            679    76.21     100.00
700 - 749                  644   260,489,676.11  26.22    2.929     3.191    2.774        0            721    75.77     100.00
750 - 799                  311   117,262,820.32  11.80    2.937     3.106    2.696        0            769    74.79     100.00
800 - 819                   21     7,236,632.92   0.73    3.241     3.191    2.807        0            807    72.51     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
nzmin: 547
max: 817
nzwa: 692
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                   Page 4 of 6


                                   CWALT 2005-81
Goldman, Sachs & Co.         Cut-off - December 1, 2005             All records
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
PMI                      Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
OLTV<=80                 2,474   932,541,907.67  93.86    2.759     3.216    2.832        0            692    74.38     100.00
Insured and OLTV > 80%     236    61,036,083.88   6.14    5.288     3.710    2.950        1            695    89.03     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55  00.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Property Type            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
2-4 FAMILY                 322   121,876,720.64  12.27    3.165     3.333    2.949        0            709    74.42     100.00
CONDOMINIUM                262    76,114,345.65   7.66    2.842     3.290    2.856        0            695    77.45     100.00
CO-OP                        2     2,165,600.00   0.22    2.585     3.965    3.581        0            653    80.00     100.00
PUD                        523   194,806,970.51  19.61    2.805     3.207    2.806        0            693    75.69     100.00
SINGLE FAMILY            1,601   598,614,354.75  60.25    2.909     3.233    2.823        0            688    75.04     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Occupancy Code           Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
Investment                 515   149,009,214.10  15.00    3.432     3.437    3.049        0            711    74.33     100.00
Primary Residence        2,092   803,426,996.22  80.86    2.843     3.224    2.812        0            688    75.49     100.00
Second Home                103    41,141,781.23   4.14    2.446     2.998    2.603        0            703    74.69     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Purpose                  Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
CashOut Refi             1,487   544,798,823.91  54.83    3.029     3.255    2.854        0            689    73.28     100.00
Purchase                   760   280,759,419.52  28.26    2.859     3.207    2.797        0            704    78.44     100.00
RateTerm Refi              463   168,019,748.12  16.91    2.634     3.283    2.861        0            684    76.52     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Documentation Type       Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
Alt Documentation          103    29,106,684.69   2.93    3.152     3.216    2.771        1            688    77.13     100.00
Full Documentation         474   141,819,432.82  14.27    3.462     3.290    2.876        1            679    76.19     100.00
Reduced Documentation    1,750   702,656,984.71  70.72    2.786     3.235    2.835        0            693    75.36     100.00
SISA                       383   119,994,889.33  12.08    2.959     3.269    2.839        1            703    73.32     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Lien Position            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
1                        2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Gross Margins            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
1.001 - 1.500                1       109,752.97   0.01    4.750     1.375    0.991        3            693    80.00     100.00
1.501 - 2.000                5     5,239,000.00   0.53    1.187     1.909    1.525        0            731    67.17     100.00
2.001 - 2.500               53    24,579,855.19   2.47    2.919     2.385    2.001        1            711    71.39     100.00
2.501 - 3.000              576   241,122,402.96  24.27    2.853     2.856    2.472        1            705    72.14     100.00
3.001 - 3.500            1,372   499,814,501.26  50.30    2.870     3.295    2.907        0            690    75.71     100.00
3.501 - 4.000              616   197,625,561.79  19.89    2.870     3.606    3.186        0            679    77.36     100.00
4.001 - 4.500               64    18,898,184.77   1.90    4.929     4.206    3.363        1            683    84.63     100.00
4.501 - 5.000               22     5,995,511.41   0.60    5.509     4.692    3.469        1            687    90.50     100.00
5.001 - 5.500                1       193,221.20   0.02    8.375     5.075    3.581        1            650    90.00     100.00
--------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 1.375
max: 5.075
wa: 3.246
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Life Time Cap            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
9.450                        1       618,516.67   0.06    6.750     3.450    3.066        1            668    77.50     100.00
9.950                    2,685   985,881,068.67  99.23    2.903     3.242    2.836        0            692    75.24     100.00
9.990                        1       250,000.00   0.03    1.500     2.875    2.491        0            690    71.02     100.00
10.825                       2       875,500.00   0.09    2.875     4.150    3.400        0            674    85.00     100.00
10.950                       6     1,938,423.08   0.20    5.074     3.882    3.271        1            677    79.59     100.00
11.075                       5     1,095,055.42   0.11    5.990     4.431    3.312        1            713    90.00     100.00
11.450                       6     1,897,577.71   0.19    3.712     3.641    3.184        0            661    80.95     100.00
11.950                       2       656,250.00   0.07    2.700     3.710    3.326        0            672    75.00     100.00
12.450                       1       239,200.00   0.02    2.500     3.450    3.066        0            752    80.00     100.00
13.700                       1       126,400.00   0.01    2.875     4.075    3.481        0            665    84.27     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
min: 9.450
max: 13.700
wa: 9.959
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman,
Sachs & Co. imposing any limitation of any kind.
===============================================================================
                                                                   Page 5 of 6


-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Months to Roll           Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
1                        2,474   911,992,124.61  91.79    3.013     3.236    2.828        0            693    75.20     100.00
2                          166    59,460,925.61   5.98    1.555     3.248    2.864        0            685    75.92     100.00
3                           63    20,276,741.33   2.04    2.483     3.646    3.246        0            687    76.95     100.00
4                            7     1,848,200.00   0.19    2.568     3.728    3.344        0            709    77.15     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------
nzmin: 1
max: 4
nzwa: 1
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Initial Adjustment Date  Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
2005-05-01                   1       109,575.03   0.01    6.000     2.725    2.341        8            631    95.00     100.00
2005-07-01                   5     1,707,181.47   0.17    6.821     3.516    3.087        6            694    79.40     100.00
2005-08-01                   9     3,733,680.90   0.38    6.265     2.951    2.487        5            693    71.22     100.00
2005-09-01                  45    10,656,514.44   1.07    6.789     3.477    2.700        4            705    85.24     100.00
2005-10-01                  63    20,087,394.03   2.02    6.700     3.390    2.797        3            696    82.06     100.00
2005-11-01                 159    59,652,272.56   6.00    6.521     3.209    2.775        2            697    78.07     100.00
2005-12-01                 480   177,526,171.07  17.87    6.500     3.203    2.800        1            692    74.14     100.00
2006-01-01               1,712   638,519,335.11  64.26    1.508     3.240    2.845        0            692    74.86     100.00
2006-02-01                 166    59,460,925.61   5.98    1.555     3.248    2.864        0            685    75.92     100.00
2006-03-01                  63    20,276,741.33   2.04    2.483     3.646    3.246        0            687    76.95     100.00
2006-04-01                   7     1,848,200.00   0.19    2.568     3.728    3.344        0            709    77.15     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
Teaser Period            Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
1                        2,621   966,622,880.24  97.29    2.919     3.236    2.828        0            692    75.23     100.00
3                           89    26,955,111.31   2.71    2.746     3.634    3.238        0            687    77.16     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                                              Net
NegAm Limit              Count         Balance  Percent    GWAC    Margin    Margin      Age          FICO     LTV     %3yrPPP
-------------------------------------------------------------------------------------------------------------------------------
110%                        59    27,329,843.94   2.75    1.974     3.232    2.848        0            701    73.82     100.00
115%                     2,651   966,248,147.61  97.25    2.941     3.247    2.839        0            692    75.33     100.00
-------------------------------------------------------------------------------------------------------------------------------
Total:                   2,710   993,577,991.55 100.00    2.914     3.246    2.839        0            692    75.28     100.00
-------------------------------------------------------------------------------------------------------------------------------






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